                                                                 Exhibit 99.1

President’s Report                                                                                                                                                             March 12, 2009

The SIRE, 110,000,000 gallon/year ethanol plant, is complete and operational!  Here is a timeline of February’s events:

Feb 6th	Successfully tested hammermills – We ground approximately two truckloads of corn to flour
Feb 7th	First grind – Sent ground flour to fermentation
Feb 12th	First separation – Sent beer mash from fermentation to the centrifuges
Feb 13th
First distillation/wet cake – Sent alcohol through the distillation columns and mole sieves to produce 200 proof alcohol.  Produced wet distillers grains which are collected in our wet cake pad. Plant running at approximately 50%

Feb 17th
Steam line issues caused the plant to shutdown.  This was due to several factors including learning to control the operation of the steam flow, weather, and start-up/shut down sequencing.  There are no other steam line systems like ours.

Feb 24th	Plant back operating at a 50% rate

February Production

Denatured gallons                        1.2 million gallons
WDGS (wet cake)                          2620 Tons
DDGS (dry distillers)                     1387 Tons

We have two Victory 200,000#/hr natural gas back-up boilers that are currently being commissioned by ICM.  They should be 100% functional by the end of March.  MidAmerican Energy is taking their bi-annual shutdown on Unit #3 starting April 4th, lasting approximately 5 weeks, at which time we will use the back-up boilers.  Fortunately, natural gas pricing is favorable for this time period.

The plant has been running at a 75% rate since the beginning of March and looks to be ready for our ICM performance run.  Per our agreement with ICM, their start-up team needs to run the plant at 100% rate for 7 days – this should start this week.

Picture 1 is looking west from the water treatment building.  The pipeline veers north toward MidAm.  The 14”pipe is steam coming from MidAm, the 8” is condensate returning to MidAm.

SIRE Newsletter – Volume III Issue 2
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

Energy is a key variable in the cost equation of an ethanol plant.  SIRE’s steam line is a unique piece of equipment designed to keep our energy costs low.  There is only one other steam line in the entire industry – its only 500 feet versus ours at 6600 feet.  These are a couple pictures of the steam line.

Picture 2 is looking south from the northwest corner of our site. The red pipe is the final leg of the steam line entering the plant.

The last remaining work to be performed by ICM is the installation of the turbine generator located on MidAm’s property.  The 6.5 megawatt turbine has been delivered and installed.  Piping and electrical work will commence during Unit 3’s shutdown in April.  This will complete the steam line work scheduled.

The annual meeting for 2009 is currently planned to be held on July 17th.  Space has been reserved at the Treynor Community Center, 11 W. Main, Treynor, IA. We will have Plant tours scheduled at the conclusion of the meeting. Details to follow.

Grain delivery hours are Monday through Friday.  Saturday deliveries will be scheduled on an as needed basis.  Check the website, www.sireethanol.com, for details and up-to-date hours. Chuck Peterson (712-352-5008) and Kristan Barta (712-352-5010) are our on-site merchandisers for corn and DDGS. The afterhours grain bid line can be reached at 712-366-0392/ 877-366-2480, extension 580.

As always, please contact me directly at (712) 366-0392 if you have any issues or concerns regarding the project.

SIRE Newsletter – Volume III Issue 2
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.